Exhibit 1.01 Conflict Minerals Report

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report for the year ended December 31, 2024

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson,” the “Company,” “we,” “us” or “our”) for the year ended December 31, 2024 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Introduction

Ericsson enables communications service providers and enterprises to capture the full value of connectivity. The Company’s portfolio spans the following business areas: Networks, Cloud Software and Services, and Enterprise (which includes Global Communications Platform, Wireless Wide-Area Networks and private cellular networks). It is designed to help our customers go digital, increase efficiency and find new revenue streams. This report has been prepared by the management of Ericsson. This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website: https://www.ericsson.com/en/investors/financial-reports/sec-filings.

2.	Supply Chain Description and Reasonable Country of Origin Inquiry

2.1.	General information on Ericsson’s supply chain

Ericsson’s hardware largely consists of electronics. For manufacturing, the Company purchases customized and standardized components and services from both global, regional, and local suppliers. The production of electronic modules and sub-assemblies is mostly outsourced to manufacturing services companies. Ericsson is focusing internal manufacturing on new product introductions and new technologies.

There are often several tiers of suppliers between Ericsson and any smelters or refiners of minerals, even more so when tracing a mineral all the way back to the mines. As a result, the Company does not normally have a direct purchasing relationship with mines, smelters, or refiners.

2.2.	Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry

Ericsson gathers materials information from our suppliers. Through this process, we know that many of the components used in our products contain small amounts of tin, tungsten, tantalum, gold (“3TG”), cobalt, mica and other critical minerals that are necessary to the functionality of those products. This report only addresses the SEC’s requirements under Section 1502 of the Dodd-Frank Act, which is limited to 3TG. For more information regarding our broader supply chain and how risks are managed, please see Ericsson’s website.

Exhibit 1.01 Conflict Minerals Report

As part of Ericsson’s commitment to responsible sourcing and human rights, it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”) or adjoining countries. At the same time, we aim to continue supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG are aligned with the Responsible Minerals Initiative (“RMI”), and our aim is to improve traceability in our supply chain. Ericsson does not prohibit the sourcing of materials from the DRC or adjoining countries or avoid using 3TG, since Ericsson believes that such a ban could result in negative consequences for responsible mining companies, their workers and the most vulnerable groups in society. The Company has a Conflict Minerals Program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG.

Under Ericsson’s Code of Conduct for Business Partners, Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG contained in components and parts included in Ericsson’s products. This includes sources of 3TG that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct for Business Partners, which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG.

Ericsson’s suppliers’ due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG (the “OECD Guidance”). Our first-tier suppliers are similarly reliant upon information provided by their suppliers.

The identification of our first-tier suppliers that are within the scope of the Rule involves different parts of Ericsson’s global organization, with our sourcing organization leading and coordinating this work. Suppliers identified to be in scope are our first-tier suppliers supplying (i) products containing 3TG that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG, which are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e., products purchased “off-the shelf”) or that are not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule.

In our annual inquiry, we survey first-tier suppliers identified to be in scope, and we analyze and their responses and perform quality checks. In cases of incomplete or unsatisfactory answers, we take necessary steps to obtain complete information before our reporting deadline. In cases where we have identified that a lack of response is due to lack of awareness, we further engage with suppliers to ensure that they are aware of how to identify the required information. We have developed an FAQ for suppliers and update it periodically. See Ericsson’s Critical Minerals page for more information. Lessons learned are fed back into Ericsson’s cycle of continuous improvement.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG in an efficient and transparent way. We typically do not have a direct relationship with 3TG smelters and refiners, and we do not perform direct audits of these entities within our supply chain. In alignment with the OECD Guidance, we support the RMI’s audit of smelters’ and refiners’ due diligence activities mainly via the RMI’s Responsible Minerals Assurance Process (“RMAP”).

Exhibit 1.01 Conflict Minerals Report

3.	Due Diligence

Ericsson has a process in place for the purpose of exercising due diligence in the supply chain. For conflict minerals, the due diligence process focuses on the identification and assessment of smelters and refiners, in accordance with the OECD Guidance. Ericsson’s due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Ericsson’s Conflict Minerals Program identifies the origin of 3TG and assesses whether identified smelters or refiners are aligned with the OECD Guidance. As various human rights and environmental risks, such as forced labor and child labor, health and safety, land-related rights and community rights, are also salient to sourcing of 3TG, Ericsson has introduced additional screenings of identified smelters and refiners and has clarified the expectations for suppliers along the supply chain to the smelter level to meet new RMI standards: The RMI Facility Standard for Social, Environmental, OHS and Governance Risks and the RMI Supply Chain Due Diligence Module Plus (“SCDDP”). See sections 3.3 and 3.4 for more detail.

Ericsson’s Modern Slavery Statement, which includes more information about our due diligence in relation to forced labor and child labor, can be accessed on Ericsson’s website. Ericsson engages in industry dialogue via the Responsible Business Alliance (“RBA”) and RMI in relation to these issues.

3.1.	Maintain strong management systems

The first step of the OECD Guidance relates to the establishment of strong management systems. As mentioned above, Ericsson has established a Conflict Minerals Program for reporting on 3TG and compliance with the Rule. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct for Business Partners, which outline required behaviors for all Ericsson employees and suppliers, and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements to have diligence processes in place to identify the source and chain of custody of raw materials including 3TG, and are integrated in our template supplier agreements.

In 2024, the identification of smelters and refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template (the “Template”). The Template is a standardized supply chain survey designed to gather information regarding the smelters and refiners that process 3TG used in our supply chain. The information from our suppliers, in combination with information from the RMI about their conformant status against the RMI’s RMAP, helps Ericsson to obtain information on the origin of minerals processed and assess the smelter or refiner compliance with the OECD Guidance. Ericsson reviews, analyzes and retains the data from the Template.

In Ericsson’s Code of Conduct for Business Partners, the topic of responsible sourcing of raw materials is included with clear requirements of suppliers to exercise due diligence in accordance with the OECD Guidance.

In 2025, Ericsson further clarified to suppliers how it works with the RMI and the expectations the Company has for suppliers in the context of other critical minerals legislation. See Ericsson’s website for further information on Critical Minerals.

Exhibit 1.01 Conflict Minerals Report

Employees are expected to report concerns related to a violation of the Company’s Code of Business Ethics, including violations relating to corruption, fraud, accounting, internal controls, human rights, breach of law, or other matters that could harm the business or reputation of Ericsson, its employees and shareholders, directly to their manager, the superior of their manager or to the People or Legal and Compliance departments. In addition, Ericsson provides employees and external stakeholders, such as suppliers, a dedicated communication channel for reporting any compliance concerns – the Ericsson Compliance Line. The Ericsson Compliance Line is operated by a third party and is available 24 hours per day, seven days per week, 365 days per year. Employees and external stakeholders are encouraged to report conduct that could violate the law or Ericsson’s policies, including the Code of Business Ethics or the Code of Conduct for Business Partners. In addition to the Compliance Line, Ericsson is further exploring additional reporting mechanisms for identifying issues related to sourcing of 3TG.

Ericsson has published a “Statement on sourcing of minerals from Conflict-Affected and High-Risk Areas” on its website that indicates Ericsson’s position and expected supplier activities in this area.

3.2.	Identify and assess risk in the supply chain

In the second step of the OECD Guidance, risks are identified and assessed. For downstream companies such as Ericsson, the focus should be on the smelters and refiners. Downstream companies should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2024 Conflict Minerals survey, first-tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG in their supply chain through completing and submitting the Template. Suppliers were provided with the Template and support material, including instructions and training illustrating the use of the tool that is available on RMI’s website. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances, suppliers were contacted to improve the quality of responses (obtaining missing information, updating Template formats to the required version) and increase the response rate (reminding supplier to provide information with extended deadlines).

3.3.	Design and implement a strategy to respond to identified risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an ongoing process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in its Sustainability and Corporate Responsibility Report, published together with the Annual Report.

Ericsson continuously works to improve due diligence processes with respect to 3TG, primarily focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, Ericsson applies a risk-based approach when reviewing and following up on supplier responses and generally prioritizes following up with suppliers that are awarded large parts of Ericsson’s business. For example, if a supplier reports non-conformant smelters or refiners, the relevant sourcing responsible manager is notified for purposes of initiating a discussion with the supplier.

Exhibit 1.01 Conflict Minerals Report

In 2024, Ericsson further strengthened its due diligence processes by engaging in additional screenings of identified smelters and refiners against sanctions and forced labor risks. Following a risk-based approach, Ericsson initiated dialogue with suppliers with the aim to address, mitigate or eliminate identified risks.

3.4.	Independent third-party audit of smelters’ and refiners’ due diligence practices

The fourth step of the OECD Guidance focuses on audits of smelters’ and refiners’ due diligence practices. Through the RBA membership, Ericsson is a member of the RMI, supporting the RMAP as well as the development and implementation of due diligence practices and tools. This includes contributing to the development of new RMI standards: The RMI Facility Standard for Social, Environmental, OHS and Governance Risks and the RMI SCDDP.

Due to the structure of Ericsson’s supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, Ericsson does not, as mentioned in section 2.2, perform its own audits of smelters or refiners, but we require smelters and refiners in our supply chain to adhere to RMI’s standards or equivalent standards.

With the introduction of the new RMI Facility Standard for Social, Environmental, OHS and Governance Risks and the RMI SCDDP, Ericsson encourages suppliers and sub-suppliers to adhere to such standards.

3.5.	Report annually on supply chain due diligence

The fifth step of the OECD Guidance encourages companies to report on supply chain due diligence. Ericsson has a public statement on sourcing of minerals from Conflict Affected and High-Risk Areas, including 3TG, which is available on Ericsson’s website.

In accordance with the Rule, Ericsson makes its Conflict Minerals Report available on its website: https://www.ericsson.com/en/investors/financial-reports/sec-filings.

3.6	Inherent Limitations of Due Diligence Measures

As a downstream company, Ericsson’s due diligence on conflict minerals can provide reasonable—but not absolute—assurance regarding the origin and chain of custody of minerals in our supply chain. Our due diligence process relies on information shared by direct suppliers, who in turn must engage their own supply chains to trace minerals back to the source. We also depend on data provided by established industry assurance programs, such as those operated by RMI. While we take steps to verify and cross-reference information where possible, there are inherent challenges, including the risk of incomplete, inaccurate, or misrepresented data. These limitations stem from the complexity of global supply chains and the limited transparency available deep in the upstream chain of custody.

Exhibit 1.01 Conflict Minerals Report

Another ongoing challenge in our due diligence efforts is the limited availability of real-time, continuous information on country of origin and chain of custody from our suppliers. The critical minerals supply chain is complex and dynamic, spanning multiple tiers and involving numerous transactions. Raw materials are processed by smelters and refiners into derivatives such as ingots or powders, which are then distributed, sold, stored, and eventually used in manufacturing across global markets. Ericsson does not have direct contractual relationships with smelters and refiners, which means we must rely on our direct suppliers—and the broader supply chain—to collect and pass on accurate information regarding when and how minerals are processed and introduced into the market. This complexity makes it difficult to achieve full traceability in real time.

4.	2024 due diligence result

For the calendar year 2024, we made inquiries on the Tier 1 supplier level. Most supplier responses received provided data at a company or divisional level, with only a few exceptions providing product-level information. This year was 93%.

Ericsson plans to continue to engage with new suppliers, including smelters and refiners, that did not respond in order to increase overall response rates. Among the supplier responses, Ericsson identified 428 smelters and refiners as potential sources of 3TG that were reported to be in the supply chain during the 2024 calendar year. Only one smelter (for tin) is located in the DRC and it is RMAP conformant. Six additional smelters are located in the DRC adjoining countries: one conformant gold smelter in Tanzania; one gold smelter where outreach is required, one conformant tin smelter and one conformant tantalum smelter in Rwanda; and one tin conformant smelter and one gold smelter that is under review by the RMI and cannot participate in RMAP assessments in Uganda. Ericsson is monitoring the situation closely with the RMI and taking action to eliminate the gold smelter in Uganda from the supply chain.

The following table presents, by mineral, the number of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems. In case a supplier has identified non-conformant smelters in their supply chain, Ericsson engages with such suppliers to encourage smelters and refiners to participate in RMAP or to phase-out non-conformant smelters and refiners.

Exhibit 1.01 Conflict Minerals Report

Table 1. RMAP Assessment status identified by Ericsson via inquiries to our suppliers in 2025.

Note: The RMAP audit status of smelters and refiners are subject to change, and the below represents information available from RMI on May 28, 2025.

	Alleged	Eligible	Not Eligible	Grand Total
GOLD
Active		4		4
Communication Suspended - Not Interested		4		4
Conformant		93		93
In Communication		1		1
Non Conformant		19	2	21
Not Applicable	31		9	40
Outreach Required		51		51
RMI Due Diligence Review - Unable to Proceed		12		12
Gold Total	31	184	11	226
TANTALUM
Active		1		1
Conformant		35	1	36
Outreach Required		1		1
RMI Due Diligence Review - Unable to Proceed		1		1
Tantalum Total		38	1	39
Tin
Active		3		3
Conformant		55	18	73
Non Conformant		10		10
Not Applicable	1		5	6
Outreach Required		8		8
RMI Due Diligence Review - Unable to Proceed		1	1	2
Tin Total	1	77	24	102
TUNGSTEN
Active		2		2
Communication Suspended - Not Interested		1		1
Conformant		35	1	36
Non Conformant		4		4
Not Applicable			5	5
Outreach Required		5		5
RMI Due Diligence Review - Unable to Proceed		8		8
Tungsten Total		55	6	61
Grand Total	32	354	42	428

Exhibit 1.01 Conflict Minerals Report

Definitions of assessment status:

•	Alleged – unknown if entity can undergo RMI assessment. More research needed.

•	Active – engaged in the program but not yet conformant.

•	Communication Suspended – Not Interested – facility has strongly communicated a lack of interest in participation to the RMI.

•	Conformant – independently assessed and found conformant with the relevant RMI Due Diligence standard (RMAP DD or DAP).

•	Non-Conformant – independently assessed and found non-conformant with the relevant RMI standard.

•	Outreach Required – outreach needed by RMI member companies to contact entity and encourage their participation to undergo an RMI assessment.

•

RMI Due Diligence Review – Unable to Proceed – facilities that have not met the threshold for Due Diligence Vetting Process after a period of six months. Status may change if additional information is submitted.

•	Not Applicable – not eligible for an RMI assessment

•	Not Eligible – entity cannot undergo an RMI assessment; not included in Eligible Facility List

Ericsson’s knowledge of identified smelters or refiners in the supply chain is limited to the information provided by its suppliers. Based on the information provided by Ericsson’s suppliers during the 2024 calendar year, Ericsson believes that the facilities that may have been used to process 3TG in Ericsson’s products include the smelters and refiners listed in Annex 1 below.

Ericsson does not have enough information to determine with specificity all countries of origin of 3TG in our products, or whether they are from recycled and scrap sources. Nevertheless, based on data from RMI and RMAP, Ericsson generated a list of Reasonable Country of Origin for 3TG based on smelters and refiners identified as shown in Annex 2.

Ericsson supports the refinement and expansion of the list of participating smelters and has determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG in our supply chain.

During 2025, Ericsson anticipates continuing to review and evolve its conflict minerals due diligence processes with respect to 3TG. As part of these efforts, Ericsson expects to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of the information provided. Ericsson’s engagement in the RMI program will continue.

5.	Forward-Looking Statements

Certain of the matters discussed in this report, including in relation to the due diligence processes with respect to 3TG, include forward-looking statements. Readers of this report are cautioned that Ericsson’s forward-looking statements are not guarantees of future actions, which may differ

Exhibit 1.01 Conflict Minerals Report

materially from the expectations expressed in the forward-looking statements. Ericsson expressly disclaims a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appears in this report and other materials referenced to is not incorporated by reference in this report.

Exhibit 1.01 Conflict Minerals Report

Annex 1

Smelters and refiners identified by Ericsson via inquiries to its suppliers during 20251. Note that this list includes smelters and refiners not eligible for RMAP.

Standard Facility Name	Facility ID	Metal	Country Location	Assessment Status

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Gold	CHINA	Conformant

ASAHI METALFINE, Inc.	CID000082	Gold	JAPAN	Conformant

Ishifuku Metal Industry Co., Ltd.	CID000807	Gold	JAPAN	Conformant

JX Advanced Metals Corporation	CID000937	Gold	JAPAN	Conformant

Matsuda Sangyo Co., Ltd.	CID001119	Gold	JAPAN	Conformant

Mitsubishi Materials Corporation	CID001188	Gold	JAPAN	Conformant

Mitsui Mining and Smelting Co., Ltd.	CID001193	Gold	JAPAN	Conformant

Nihon Material Co., Ltd.	CID001259	Gold	JAPAN	Conformant

Sumitomo Metal Mining Co., Ltd.	CID001798	Gold	JAPAN	Conformant

Tanaka Kikinzoku Kogyo K.K.	CID001875	Gold	JAPAN	Conformant

Tokuriki Honten Co., Ltd.	CID001938	Gold	JAPAN	Conformant

Western Australian Mint (T/a The Perth Mint)	CID002030	Gold	AUSTRALIA	Conformant

Kojima Chemicals Co., Ltd.	CID000981	Gold	JAPAN	Conformant

Aida Chemical Industries Co., Ltd.	CID000019	Gold	JAPAN	Conformant

Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Gold	CHINA	Conformant

Jiangxi Copper Co., Ltd.	CID000855	Gold	CHINA	Conformant

LS MnM Inc.	CID001078	Gold	KOREA, REPUBLIC OF	Conformant

Agosi AG	CID000035	Gold	GERMANY	Conformant

AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Gold	BRAZIL	Conformant

Argor-Heraeus S.A.	CID000077	Gold	SWITZERLAND	Conformant

Aurubis AG	CID000113	Gold	GERMANY	Conformant

Boliden Ronnskar	CID000157	Gold	SWEDEN	Conformant

C. Hafner GmbH + Co. KG	CID000176	Gold	GERMANY	Conformant

Chimet S.p.A.	CID000233	Gold	ITALY	Conformant

Dowa	CID000401	Gold	JAPAN	Conformant

Heimerle + Meule GmbH	CID000694	Gold	GERMANY	Conformant

Heraeus Metals Hong Kong Ltd.	CID000707	Gold	CHINA	Conformant

Istanbul Gold Refinery	CID000814	Gold	TURKEY	Conformant

Asahi Refining USA Inc.	CID000920	Gold	UNITED STATES OF AMERICA	Conformant

[1]	The audit status of smelters and refiners are subject to change, and Annex 1 represents information available from the RMI on May 15, 2025

Exhibit 1.01 Conflict Minerals Report

Asahi Refining Canada Ltd.	CID000924	Gold	CANADA	Conformant

Metalor Technologies (Hong Kong) Ltd.	CID001149	Gold	CHINA	Conformant

Metalor Technologies S.A.	CID001153	Gold	SWITZERLAND	Conformant

Metalor USA Refining Corporation	CID001157	Gold	UNITED STATES OF AMERICA	Conformant

MKS PAMP SA	CID001352	Gold	SWITZERLAND	Conformant

Royal Canadian Mint	CID001534	Gold	CANADA	Conformant

Umicore S.A. Business Unit Precious Metals Refining	CID001980	Gold	BELGIUM	Conformant

United Precious Metal Refining, Inc.	CID001993	Gold	UNITED STATES OF AMERICA	Conformant

Eco-System Recycling Co., Ltd. East Plant	CID000425	Gold	JAPAN	Conformant

Asaka Riken Co., Ltd.	CID000090	Gold	JAPAN	Conformant

Solar Applied Materials Technology Corp.	CID001761	Gold	TAIWAN, PROVINCE OF CHINA	Conformant

Shandong Gold Smelting Co., Ltd.	CID001916	Gold	CHINA	Conformant

WIELAND Edelmetalle GmbH	CID002778	Gold	GERMANY	Conformant

Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Gold	SINGAPORE	Conformant

Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Gold	MEXICO	Conformant

PX Precinox S.A.	CID001498	Gold	SWITZERLAND	Conformant

Rand Refinery (Pty) Ltd.	CID001512	Gold	SOUTH AFRICA	Conformant

Valcambi S.A.	CID002003	Gold	SWITZERLAND	Conformant

Abington Reldan Metals, LLC	CID002708	Gold	UNITED STATES OF AMERICA	Conformant

Advanced Chemical Company	CID000015	Gold	UNITED STATES OF AMERICA	Conformant

Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Gold	UZBEKISTAN	Conformant

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Gold	PHILIPPINES	Conformant

CCR Refinery - Glencore Canada Corporation	CID000185	Gold	CANADA	Conformant

Chugai Mining	CID000264	Gold	JAPAN	Conformant

DSC (Do Sung Corporation)	CID000359	Gold	KOREA, REPUBLIC OF	Conformant

Eco-System Recycling Co., Ltd. North Plant	CID003424	Gold	JAPAN	Conformant

Exhibit 1.01 Conflict Minerals Report

Eco-System Recycling Co., Ltd. West Plant	CID003425	Gold	JAPAN	Conformant

Gold by Gold Colombia	CID003641	Gold	COLOMBIA	Conformant

Zijin Mining Group Gold Smelting Co. Ltd.	CID002243	Gold	CHINA	Conformant

Heraeus Germany GmbH Co. KG	CID000711	Gold	GERMANY	Conformant

Italpreziosi	CID002765	Gold	ITALY	Conformant

Japan Mint	CID000823	Gold	JAPAN	Conformant

Kazzinc	CID000957	Gold	KAZAKHSTAN	Conformant

KGHM Polska Miedz Spolka Akcyjna	CID002511	Gold	POLAND	Conformant

Korea Zinc Co., Ltd.	CID002605	Gold	KOREA, REPUBLIC OF	Conformant

L’Orfebre S.A.	CID002762	Gold	ANDORRA	Non Conformant

LT Metal Ltd.	CID000689	Gold	KOREA, REPUBLIC OF	Conformant

Materion	CID001113	Gold	UNITED STATES OF AMERICA	Conformant

Metal Concentrators SA (Pty) Ltd.	CID003575	Gold	SOUTH AFRICA	Conformant

Metalor Technologies (Suzhou) Ltd.	CID001147	Gold	CHINA	Conformant

MMTC-PAMP India Pvt., Ltd.	CID002509	Gold	INDIA	Conformant

Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Gold	TURKEY	Conformant

Navoi Mining and Metallurgical Combinat	CID001236	Gold	UZBEKISTAN	Conformant

NH Recytech Company	CID003189	Gold	KOREA, REPUBLIC OF	Conformant

Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Gold	AUSTRIA	Active

Ohura Precious Metal Industry Co., Ltd.	CID001325	Gold	JAPAN	Conformant

Planta Recuperadora de Metales SpA	CID002919	Gold	CHILE	Conformant

PT Aneka Tambang (Persero) Tbk	CID001397	Gold	INDONESIA	Conformant

REMONDIS PMR B.V.	CID002582	Gold	NETHERLANDS	Conformant

SAFINA A.S.	CID002290	Gold	CZECHIA	Conformant

SEMPSA Joyeria Plateria S.A.	CID001585	Gold	SPAIN	Conformant

Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Gold	CHINA	Conformant

SungEel HiMetal Co., Ltd.	CID002918	Gold	KOREA, REPUBLIC OF	Conformant

T.C.A S.p.A	CID002580	Gold	ITALY	Conformant

TOO Tau-Ken-Altyn	CID002615	Gold	KAZAKHSTAN	Conformant

Torecom	CID001955	Gold	KOREA, REPUBLIC OF	Non Conformant

WEEEREFINING	CID003615	Gold	FRANCE	Conformant

Yamakin Co., Ltd.	CID002100	Gold	JAPAN	Conformant

Yokohama Metal Co., Ltd.	CID002129	Gold	JAPAN	Conformant

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Gold	CHINA	Conformant

Exhibit 1.01 Conflict Minerals Report

Kennecott Utah Copper LLC	CID000969	Gold	UNITED STATES OF AMERICA	Conformant

Bangalore Refinery	CID002863	Gold	INDIA	Active

Coimpa Industrial LTDA	CID004010	Gold	BRAZIL	Conformant

Al Etihad Gold Refinery DMCC	CID002560	Gold	UNITED ARAB EMIRATES	Non Conformant

Alexy Metals	CID003500	Gold	UNITED STATES OF AMERICA	Non Conformant

Cendres + Metaux S.A.	CID000189	Gold	SWITZERLAND	Non Conformant

Samduck Precious Metals	CID001555	Gold	KOREA, REPUBLIC OF	Non Conformant

Umicore Precious Metals Thailand	CID002314	Gold	THAILAND	Non Conformant

Geib Refining Corp.	CID002459	Gold	UNITED STATES OF AMERICA	Not Applicable

Singway Technology Co., Ltd.	CID002516	Gold	TAIWAN, PROVINCE OF CHINA	Non Conformant

Emirates Gold DMCC	CID002561	Gold	UNITED ARAB EMIRATES	Non Conformant

SAAMP	CID002761	Gold	FRANCE	Non Conformant

8853 S.p.A.	CID002763	Gold	ITALY	Non Conformant

Safimet S.p.A	CID002973	Gold	ITALY	Non Conformant

ABC Refinery Pty Ltd.	CID002920	Gold	AUSTRALIA	Outreach Required

African Gold Refinery	CID003185	Gold	UGANDA	RMI Due Diligence Review - Unable to Proceed

Albino Mountinho Lda.	CID002760	Gold	PORTUGAL	Outreach Required

Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Gold	CHINA	Outreach Required

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Gold	TURKEY	Outreach Required

AU Traders and Refiners	CID002850	Gold	SOUTH AFRICA	Non Conformant

Augmont Enterprises Private Limited	CID003461	Gold	INDIA	Non Conformant

C.I Metales Procesados Industriales SAS	CID003421	Gold	COLOMBIA	Not Applicable

Caridad	CID000180	Gold	MEXICO	Outreach Required

CGR Metalloys Pvt Ltd.	CID003382	Gold	INDIA	Outreach Required

Yunnan Copper Industry Co., Ltd.	CID000197	Gold	CHINA	Outreach Required

Daye Non-Ferrous Metals Mining Ltd.	CID000343	Gold	CHINA	Outreach required

Exhibit 1.01 Conflict Minerals Report

Degussa Sonne / Mond Goldhandel GmbH	CID002867	Gold	GERMANY	Outreach Required

Dijllah Gold Refinery FZC	CID003348	Gold	UNITED ARAB EMIRATES	Outreach Required

Dongwu Gold Group	CID003663	Gold	CHINA	Outreach Required

Emerald Jewel Industry India Limited (Unit 1)	CID003487	Gold	INDIA	Outreach required

Emerald Jewel Industry India Limited (Unit 2)	CID003488	Gold	INDIA	Outreach required

Emerald Jewel Industry India Limited (Unit 3)	CID003489	Gold	INDIA	Outreach required

Emerald Jewel Industry India Limited (Unit 4)	CID003490	Gold	INDIA	Outreach required

Fidelity Printers and Refiners Ltd.	CID002515	Gold	ZIMBABWE	RMI Due Diligence Review - Unable to Proceed

Fujairah Gold FZC	CID002584	Gold	UNITED ARAB EMIRATES	Outreach Required

GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Gold	INDIA	Non Conformant

Gold Coast Refinery	CID003186	Gold	GHANA	Outreach Required

Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Gold	CHINA	Outreach Required

Guangdong Jinding Gold Limited	CID002312	Gold	CHINA	Outreach Required

Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Gold	CHINA	Outreach Required

Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Gold	CHINA	Outreach Required

Hunan Chenzhou Mining Co., Ltd.	CID000767	Gold	CHINA	Outreach Required

Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Gold	CHINA	Outreach Required

HwaSeong CJ CO., LTD.	CID000778	Gold	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

Industrial Refining Company	CID002587	Gold	BELGIUM	Non Conformant

International Precious Metal Refiners	CID002562	Gold	UNITED ARAB EMIRATES	Outreach required

JALAN & Company	CID002893	Gold	INDIA	Outreach Required

K.A. Rasmussen	CID003497	Gold	NORWAY	Outreach Required

Kaloti Precious Metals	CID002563	Gold	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed

Kazakhmys Smelting LLC	CID000956	Gold	KAZAKHSTAN	Outreach required

Kundan Care Products Ltd.	CID003463	Gold	INDIA	Outreach required

Exhibit 1.01 Conflict Minerals Report

Kyrgyzaltyn JSC	CID001029	Gold	KYRGYZSTAN	Non Conformant

L’azurde Company For Jewelry	CID001032	Gold	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed

Lingbao Gold Co., Ltd.	CID001056	Gold	CHINA	Outreach Required

Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Gold	CHINA	Outreach Required

Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Gold	CHINA	Outreach Required

Marsam Metals	CID002606	Gold	BRAZIL	Non Conformant

MD Overseas	CID003548	Gold	INDIA	Outreach required

Metallix Refining Inc.	CID003557	Gold	UNITED STATES OF AMERICA	Outreach required

Modeltech Sdn Bhd	CID002857	Gold	MALAYSIA	Non Conformant

Morris and Watson	CID002282	Gold	NEW ZEALAND	Outreach required

Pease & Curren	CID002872	Gold	UNITED STATES OF AMERICA	Communication Suspended - Not Interested

Penglai Penggang Gold Industry Co., Ltd.	CID001362	Gold	CHINA	Outreach Required

QG Refining, LLC	CID003324	Gold	UNITED STATES OF AMERICA	Outreach Required

Refinery of Seemine Gold Co., Ltd.	CID000522	Gold	CHINA	Outreach Required

Sabin Metal Corp.	CID001546	Gold	UNITED STATES OF AMERICA	Communication Suspended - Not Interested

Sai Refinery	CID002853	Gold	INDIA	Outreach Required

SAM Precious Metals FZ-LLC	CID003666	Gold	UNITED ARAB EMIRATES	In Communication

Samwon Metals Corp.	CID001562	Gold	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

Sancus ZFS (L’Orfebre, SA)	CID003529	Gold	COLOMBIA	Not Applicable

Sellem Industries Ltd.	CID003540	Gold	MAURITANIA	Not Applicable

Shandong Humon Smelting Co., Ltd.	CID002525	Gold	CHINA	Outreach Required

Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Gold	CHINA	Outreach Required

Shenzhen CuiLu Gold Co., Ltd.	CID002750	Gold	CHINA	Outreach Required

Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Gold	CHINA	Outreach Required

Shirpur Gold Refinery Ltd.	CID002588	Gold	INDIA	Outreach Required

Exhibit 1.01 Conflict Minerals Report

Sovereign Metals	CID003383	Gold	INDIA	Outreach Required

State Research Institute Center for Physical Sciences and Technology	CID003153	Gold	LITHUANIA	Outreach Required

Sudan Gold Refinery	CID002567	Gold	SUDAN	Outreach Required

Super Dragon Technology Co., Ltd.	CID001810	Gold	TAIWAN, PROVINCE OF CHINA	Outreach Required

GG Refinery Ltd.	CID004506	Gold	TANZANIA, UNITED REPUBLIC OF	Conformant

Impala Platinum - Rustenburg Smelter	CID004610	Gold	SOUTH AFRICA	Conformant

Elite Industech Co., Ltd.	CID004755	Gold	TAIWAN, PROVINCE OF CHINA	Conformant

JSC Novosibirsk Refinery	CID000493	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

JSC Uralelectromed	CID000929	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Moscow Special Alloys Processing Plant	CID001204	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Prioksky Plant of Non-Ferrous Metals	CID001386	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Gold	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	Gold	INDIA	Active

Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	Gold	SOUTH AFRICA	Conformant

Exhibit 1.01 Conflict Minerals Report

SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	Gold	CHINA	Outreach Required

NOBLE METAL SERVICES	CID003690	Gold	UNITED STATES OF AMERICA	Outreach required

Attero Recycling Pvt Ltd	CID004697	Gold	INDIA	Outreach required

Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014	Gold	PERU	Active

Gasabo Gold Refinery Ltd	CID005006	Gold	RWANDA	Outreach Required

Impala Platinum - Base Metal Refinery (BMR)	CID004604	Gold	SOUTH AFRICA	Conformant

Al Ghaith Gold	CID002899	Gold	UNITED ARAB EMIRATES	Not Applicable

ARY Aurum Plus	CID002596	Gold	UNITED ARAB EMIRATES	Not Applicable

DODUCO Contacts and Refining GmbH	CID000362	Gold	GERMANY	Not Applicable

Guangdong Hua Jian Trade Co., Ltd.	CID000605	Gold	CHINA	Not Applicable

Hang Seng Technology	CID000670	Gold	CHINA	Not Applicable

Henan Yuguang Gold & Lead Co., Ltd.	CID002519	Gold	CHINA	Not Applicable

House of Currency of Brazil (Casa da Moeda do Brazil)	CID002601	Gold	BRAZIL	Not Applicable

Hung Cheong Metal Manufacturing Limited	CID002904	Gold	CHINA	Not Applicable

Shandong Jin Jinyin Refining Ltd.	CID002293	Gold	CHINA	Not Applicable

Jinlong Copper Co., Ltd.	CID000909	Gold	CHINA	Not Applicable

Nyrstar	CID001313	Gold	UNITED STATES OF AMERICA	Not Applicable

SAXONIA Edelmetalle GmbH	CID002777	Gold	GERMANY	Not Applicable

Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CID001605	Gold	CHINA	Not Applicable

Shandong Hengbang Smelter Co., Ltd.	CID001612	Gold	CHINA	Not Applicable

Shandong Yanggu Xiangguang Co., Ltd.	CID002614	Gold	CHINA	Not Applicable

Shenzhen Heng Zhong Industry Co., Ltd.	CID001692	Gold	CHINA	Not Applicable

Sino-Platinum Metals Co., Ltd.	CID001745	Gold	CHINA	Not Applicable

Shandong penglai gold smelter	CID001616	Gold	CHINA	Not Applicable

Tai Perng	CID001840	Gold	TAIWAN, PROVINCE OF CHINA	Not Applicable

TAIWAN TOTAI CO., LTD.	CID001857	Gold	TAIWAN, PROVINCE OF CHINA	Not Applicable

Xiamen JInbo Metal Co., Ltd.	CID002076	Gold	CHINA	Not Applicable

Zhaojun Maifu	CID002201	Gold	CHINA	Not Applicable

Exhibit 1.01 Conflict Minerals Report

Hop Hing electroplating factory Zhejiang	CID002739	Gold	CHINA	Not Applicable

SuZhou ShenChuang recycling Ltd.	CID002743	Gold	CHINA	Not Applicable

Tsai Brother industries	CID002745	Gold	TAIWAN, PROVINCE OF CHINA	Not Applicable

Umicore Brasil Ltda.	CID001977	Gold	BRAZIL	Not Applicable

Value Trading	CID003617	Gold	BELGIUM	Not Applicable

Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CID002009	Gold	CHINA	Not Applicable

Wuzhong Group	CID002063	Gold	CHINA	Not Applicable

Yunnan Gold Mining Group Co., Ltd. (YGMG)	CID002491	Gold	CHINA	Not Applicable

Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CID002205	Gold	CHINA	Not Applicable

Zhongkuang Gold Industry Co., Ltd.	CID002214	Gold	CHINA	Not Applicable

Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CID002219	Gold	CHINA	Not Applicable

Zhongshan Poison Material Proprietary Co., Ltd.	CID002221	Gold	CHINA	Not Applicable

Zhuhai toxic materials Monopoly Ltd.	CID002231	Gold	CHINA	Not Applicable

Zhuzhou Smelting Group Co., Ltd	CID002529	Gold	CHINA	Not Applicable

Inca One (Chala One Plant)	CID004704	Gold	PERU	Non Conformant

Inca One (Koricancha Plant)	CID004705	Gold	PERU	Non Conformant

AMG Brasil	CID001076	Tantalum	BRAZIL	Conformant

Changsha South Tantalum Niobium Co., Ltd.	CID000211	Tantalum	CHINA	Conformant

D Block Metals, LLC	CID002504	Tantalum	UNITED STATES OF AMERICA	Conformant

F&X Electro-Materials Ltd.	CID000460	Tantalum	CHINA	Conformant

FIR Metals & Resource Ltd.	CID002505	Tantalum	CHINA	Conformant

Global Advanced Metals Aizu	CID002558	Tantalum	JAPAN	Conformant

Global Advanced Metals Boyertown	CID002557	Tantalum	UNITED STATES OF AMERICA	Conformant

Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Tantalum	CHINA	Conformant

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Tantalum	CHINA	Conformant

Jiangxi Tuohong New Raw Material	CID002842	Tantalum	CHINA	Conformant

JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Tantalum	CHINA	Conformant

Jiujiang Tanbre Co., Ltd.	CID000917	Tantalum	CHINA	Conformant

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Tantalum	CHINA	Conformant

KEMET de Mexico	CID002539	Tantalum	MEXICO	Conformant

Materion Newton Inc.	CID002548	Tantalum	UNITED STATES OF AMERICA	Conformant

Exhibit 1.01 Conflict Minerals Report

Metallurgical Products India Pvt., Ltd.	CID001163	Tantalum	INDIA	Conformant

Mineracao Taboca S.A.	CID001175	Tantalum	BRAZIL	Conformant

Mitsui Mining and Smelting Co., Ltd.	CID001192	Tantalum	JAPAN	Conformant

Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Tantalum	CHINA	Conformant

NPM Silmet AS	CID001200	Tantalum	ESTONIA	Conformant

QuantumClean	CID001508	Tantalum	UNITED STATES OF AMERICA	Conformant

Resind Industria e Comercio Ltda.	CID002707	Tantalum	BRAZIL	Conformant

RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Tantalum	CHINA	Conformant

Taki Chemical Co., Ltd.	CID001869	Tantalum	JAPAN	Conformant

TANIOBIS Co., Ltd.	CID002544	Tantalum	THAILAND	Conformant

TANIOBIS GmbH	CID002545	Tantalum	GERMANY	Conformant

TANIOBIS Japan Co., Ltd.	CID002549	Tantalum	JAPAN	Conformant

TANIOBIS Smelting GmbH & Co. KG	CID002550	Tantalum	GERMANY	Conformant

Telex Metals	CID001891	Tantalum	UNITED STATES OF AMERICA	Conformant

Ulba Metallurgical Plant JSC	CID001969	Tantalum	KAZAKHSTAN	Conformant

XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Tantalum	CHINA	Conformant

XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Tantalum	CHINA	Conformant

Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Tantalum	CHINA	Conformant

Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Tantalum	CHINA	Conformant

PowerX Ltd.	CID004054	Tantalum	RWANDA	Conformant

QSIL Metals Hermsdorf GmbH	CID002547	Tantalum	GERMANY	Conformant

Solikamsk Magnesium Works OAO	CID001769	Tantalum	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

5D Production OU	CID003926	Tantalum	ESTONIA	Outreach Required

Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813	Tantalum	CHINA	Active

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Tin	CHINA	Conformant

Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Tin	CHINA	Conformant

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Tin	CHINA	Conformant

O.M. Manufacturing Philippines, Inc.	CID002517	Tin	PHILIPPINES	Conformant

PT Timah Tbk Mentok	CID001482	Tin	INDONESIA	Conformant

PT Timah Tbk Kundur	CID001477	Tin	INDONESIA	Conformant

Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Tin	CHINA	Conformant

Exhibit 1.01 Conflict Minerals Report

Alpha Assembly Solutions Inc	CID000292	Tin	UNITED STATES OF AMERICA	Conformant

Aurubis Beerse	CID002773	Tin	BELGIUM	Conformant

Aurubis Berango	CID002774	Tin	SPAIN	Conformant

Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Tin	CHINA	Conformant

China Tin Group Co., Ltd.	CID001070	Tin	CHINA	Conformant

CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Tin	BRAZIL	Conformant

CRM Synergies	CID003524	Tin	SPAIN	Conformant

Dowa	CID000402	Tin	JAPAN	Conformant

EM Vinto	CID000438	Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

Estanho de Rondonia S.A.	CID000448	Tin	BRAZIL	Conformant

Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Tin	BRAZIL	Non Conformant

Fenix Metals	CID000468	Tin	POLAND	Conformant

Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Tin	CHINA	Conformant

HuiChang Hill Tin Industry Co., Ltd.	CID002844	Tin	CHINA	Conformant

Jiangxi New Nanshan Technology Ltd.	CID001231	Tin	CHINA	Conformant

Luna Smelter, Ltd.	CID003387	Tin	RWANDA	Conformant

Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Tin	BRAZIL	Conformant

Malaysia Smelting Corporation (MSC)	CID001105	Tin	MALAYSIA	Conformant

Metallic Resources, Inc.	CID001142	Tin	UNITED STATES OF AMERICA	Conformant

Mineracao Taboca S.A.	CID001173	Tin	BRAZIL	Conformant

Mining Minerals Resources SARL	CID004065	Tin	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant

Minsur	CID001182	Tin	PERU	Conformant

Mitsubishi Materials Corporation	CID001191	Tin	JAPAN	Conformant

O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Tin	THAILAND	Conformant

Operaciones Metalurgicas S.A.	CID001337	Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

PT ATD Makmur Mandiri Jaya	CID002503	Tin	INDONESIA	Conformant

PT Bangka Prima Tin	CID002776	Tin	INDONESIA	Conformant

PT Cipta Persada Mulia	CID002696	Tin	INDONESIA	Conformant

PT Mitra Stania Prima	CID001453	Tin	INDONESIA	Conformant

PT Mitra Sukses Globalindo	CID003449	Tin	INDONESIA	Conformant

PT Premium Tin Indonesia	CID000313	Tin	INDONESIA	Conformant

Exhibit 1.01 Conflict Minerals Report

PT Putera Sarana Shakti (PT PSS)	CID003868	Tin	INDONESIA	Conformant

PT Rajehan Ariq	CID002593	Tin	INDONESIA	Conformant

Resind Industria e Comercio Ltda.	CID002706	Tin	BRAZIL	Conformant

Rui Da Hung	CID001539	Tin	TAIWAN, PROVINCE OF CHINA	Conformant

Super Ligas	CID002756	Tin	BRAZIL	Conformant

Thaisarco	CID001898	Tin	THAILAND	Conformant

Tin Technology & Refining	CID003325	Tin	UNITED STATES OF AMERICA	Conformant

White Solder Metalurgia e Mineracao Ltda.	CID002036	Tin	BRAZIL	Conformant

Precious Minerals and Smelting Limited	CID003409	Tin	INDIA	Non Conformant

Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Tin	CHINA	Conformant

PT Aries Kencana Sejahtera	CID000309	Tin	INDONESIA	Conformant

PT Artha Cipta Langgeng	CID001399	Tin	INDONESIA	Conformant

PT Babel Inti Perkasa	CID001402	Tin	INDONESIA	Conformant

PT Belitung Industri Sejahtera	CID001421	Tin	INDONESIA	Conformant

PT Bukit Timah	CID001428	Tin	INDONESIA	Conformant

PT Prima Timah Utama	CID001458	Tin	INDONESIA	Conformant

PT Refined Bangka Tin	CID001460	Tin	INDONESIA	Conformant

PT Sariwiguna Binasentosa	CID001463	Tin	INDONESIA	Conformant

PT Stanindo Inti Perkasa	CID001468	Tin	INDONESIA	RMI Due Diligence Review - Unable to Proceed

PT Tinindo Inter Nusa	CID001490	Tin	INDONESIA	Conformant

PT Tommy Utama	CID001493	Tin	INDONESIA	Conformant

CV Venus Inti Perkasa	CID002455	Tin	INDONESIA	Conformant

CV Ayi Jaya	CID002570	Tin	INDONESIA	Conformant

PT Sukses Inti Makmur (SIM)	CID002816	Tin	INDONESIA	Conformant

PT Menara Cipta Mulia	CID002835	Tin	INDONESIA	Conformant

DS Myanmar	CID003831	Tin	MYANMAR	Conformant

PT Babel Surya Alam Lestari	CID001406	Tin	INDONESIA	Conformant

PT Bangka Serumpun	CID003205	Tin	INDONESIA	Conformant

PT Rajawali Rimba Perkasa	CID003381	Tin	INDONESIA	Conformant

PT Timah Nusantara	CID001486	Tin	INDONESIA	Conformant

Feinhutte Halsbrucke GmbH	CID000466	Tin	GERMANY	Conformant

PT Bangka Tin Industry	CID001419	Tin	INDONESIA	Conformant

Soft Metais Ltda.	CID001758	Tin	BRAZIL	Conformant

Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Tin	MALAYSIA	Conformant

Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Tin	JAPAN	Conformant

Exhibit 1.01 Conflict Minerals Report

Woodcross Smelting Company Limited	CID004724	Tin	UGANDA	Conformant

Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Tin	CHINA	Non Conformant

Ma’anshan Weitai Tin Co., Ltd.	CID003379	Tin	CHINA	Non Conformant

Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Tin	VIET NAM	Not Applicable

Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Tin	CHINA	Non Conformant

Dongguan Best Alloys Co., Ltd.	CID000377	Tin	CHINA	Active

Novosibirsk Tin Combine	CID001305	Tin	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

VQB Mineral and Trading Group JSC	CID002015	Tin	VIET NAM	Outreach Required

PT Panca Mega Persada	CID001457	Tin	INDONESIA	Not Applicable

PT Tirus Putra Mandiri	CID002478	Tin	INDONESIA	Not Applicable

Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Tin	VIET NAM	Outreach Required

Pongpipat Company Limited	CID003208	Tin	MYANMAR	Outreach Required

Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Tin	CHINA	Outreach Required

Global Advanced Metals Greenbushes Pty Ltd.	CID004754	Tin	AUSTRALIA	Conformant

PT Mitra Graha Raya	CID004685	Tin	INDONESIA	Not Applicable

RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	Tin	INDIA	Outreach required

Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796	Tin	CHINA	Outreach Required

PT Arsed Indonesia	CID005067	Tin	INDONESIA	Conformant

P Kay Metal, Inc	CID005189	Tin	UNITED STATES OF AMERICA	Active

Gejiu Kai Meng Industry and Trade LLC	CID000942	Tin	CHINA	Non Conformant

Melt Metais e Ligas S.A.	CID002500	Tin	BRAZIL	Active

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Tin	VIET NAM	Non Conformant

Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Tin	VIET NAM	Outreach Required

An Vinh Joint Stock Mineral Processing Company	CID002703	Tin	VIET NAM	Outreach Required

Modeltech Sdn Bhd	CID002858	Tin	MALAYSIA	Non Conformant

Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Tin	CHINA	Non Conformant

Rian Resources SDN. BHD.	CID003581	Tin	MALAYSIA	Non Conformant

Boliden AB	CID002337	Tin	Unknown	Not Applicable

Exhibit 1.01 Conflict Minerals Report

A.L.M.T. Corp.	CID000004	Tungsten	JAPAN	Conformant

Asia Tungsten Products Vietnam Ltd.	CID002502	Tungsten	VIET NAM	Conformant

China Molybdenum Tungsten Co., Ltd.	CID002641	Tungsten	CHINA	Conformant

Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Tungsten	CHINA	Conformant

Cronimet Brasil Ltda	CID003468	Tungsten	BRAZIL	Conformant

Fujian Xinlu Tungsten Co., Ltd.	CID003609	Tungsten	CHINA	Conformant

Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Tungsten	CHINA	Conformant

Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Tungsten	CHINA	Conformant

Global Tungsten & Powders LLC	CID000568	Tungsten	UNITED STATES OF AMERICA	Conformant

Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Tungsten	CHINA	Conformant

H.C. Starck Tungsten GmbH	CID002541	Tungsten	GERMANY	Conformant

Hubei Green Tungsten Co., Ltd.	CID003417	Tungsten	CHINA	Conformant

Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Tungsten	CHINA	Conformant

Japan New Metals Co., Ltd.	CID000825	Tungsten	JAPAN	Conformant

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Tungsten	CHINA	Conformant

Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Tungsten	CHINA	Conformant

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Tungsten	CHINA	Conformant

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Tungsten	CHINA	Conformant

Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Tungsten	CHINA	Conformant

Kennametal Fallon	CID000966	Tungsten	UNITED STATES OF AMERICA	Conformant

Kennametal Huntsville	CID000105	Tungsten	UNITED STATES OF AMERICA	Conformant

Lianyou Metals Co., Ltd.	CID003407	Tungsten	TAIWAN, PROVINCE OF CHINA	Conformant

Malipo Haiyu Tungsten Co., Ltd.	CID002319	Tungsten	CHINA	Conformant

Masan High-Tech Materials	CID002543	Tungsten	VIET NAM	Conformant

Niagara Refining LLC	CID002589	Tungsten	UNITED STATES OF AMERICA	Conformant

Philippine Chuangxin Industrial Co., Inc.	CID002827	Tungsten	PHILIPPINES	Conformant

TANIOBIS Smelting GmbH & Co. KG	CID002542	Tungsten	GERMANY	Conformant

Wolfram Bergbau und Hutten AG	CID002044	Tungsten	AUSTRIA	Conformant

Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Tungsten	CHINA	Conformant

Xiamen Tungsten Co., Ltd.	CID002082	Tungsten	CHINA	Conformant

Exhibit 1.01 Conflict Minerals Report

Tungsten Vietnam Joint Stock Company	CID003993	Tungsten	VIET NAM	Conformant

Hunan Chenzhou Mining Co., Ltd.	CID000766	Tungsten	CHINA	Conformant

Hunan Jintai New Material Co., Ltd.	CID000769	Tungsten	CHINA	Non Conformant

Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Tungsten	CHINA	Not Applicable

Fujian Ganmin RareMetal Co., Ltd.	CID003401	Tungsten	CHINA	Not Applicable

ACL Metais Eireli	CID002833	Tungsten	BRAZIL	Non Conformant

Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Tungsten	BRAZIL	Non Conformant

CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Tungsten	CHINA	Outreach Required

Woltech Korea Co., Ltd.	CID002843	Tungsten	KOREA, REPUBLIC OF	Not Applicable

HANNAE FOR T Co., Ltd.	CID003978	Tungsten	KOREA, REPUBLIC OF	Outreach Required

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	Tungsten	CHINA	Communication Suspended - Not Interested

Nam Viet Cromit Joint Stock Company	CID004034	Tungsten	VIET NAM	Outreach Required

YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Tungsten	CHINA	Outreach Required

Lianyou Resources Co., Ltd.	CID004397	Tungsten	TAIWAN, PROVINCE OF CHINA	Conformant

Moliren Ltd.	CID002845	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

JSC “Kirovgrad Hard Alloys Plant”	CID003408	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

NPP Tyazhmetprom LLC	CID003416	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Unecha Refractory metals plant	CID002724	Tungsten	RUSSIAN FEDERATION	Non Conformant

LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	CID005017	Tungsten	LAO PEOPLE’S DEMOCRATIC REPUBLIC	Active

Philippine Carreytech Metal Corp.	CID004438	Tungsten	PHILIPPINES	Active

OOO “Technolom” 1	CID003614	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

LLC Vostok	CID003643	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Exhibit 1.01 Conflict Minerals Report

MALAMET SMELTING SDN. BHD.	CID004056	Tungsten	MALAYSIA	Outreach Required

KENEE MINING VIETNAM COMPANY LIMITED	CID004619	Tungsten	VIET NAM	Conformant

Hydrometallurg, JSC	CID002649	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Artek LLC	CID003553	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

OOO “Technolom” 2	CID003612	Tungsten	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed

Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	Tungsten	CHINA	Conformant

Philippine Bonway Manufacturing Industrial Corporation	CID004797	Tungsten	PHILIPPINES	Conformant

Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Tungsten	CHINA	Not Applicable

Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Tungsten	CHINA	Not Applicable

Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Tin	CHINA	Conformant

Exhibit 1.01 Conflict Minerals Report

Annex 2

Reasonable Country of Origin for 3TG based on the identified smelters, refiners and suppliers.

Country	Gold	Tantalum	Tin	Tungsten	Grand Total
ANDORRA	1				1
AUSTRALIA	2		1		3
AUSTRIA	1			1	2
BELGIUM	3		1		4
BOLIVIA (PLURINATIONAL STATE OF)			2		2
BRAZIL	5	3	10	3	21
CANADA	3				3
CHILE	1				1
CHINA	55	16	19	26	116
COLOMBIA	3				3
CONGO, DEMOCRATIC REPUBLIC OF THE			1		1
CZECHIA	1				1
ESTONIA		2			2
FRANCE	2				2
GERMANY	9	3	1	2	15
GHANA	1				1
INDIA	17	1	2		20
INDONESIA	1		34		35
ITALY	5				5
JAPAN	22	4	3	2	31
KAZAKHSTAN	3	1			4
KOREA, REPUBLIC OF	10			2	12
KYRGYZSTAN	1				1
LAO PEOPLE’S DEMOCRATIC REPUBLIC				1	1
LITHUANIA	1				1
MALAYSIA	1		4	1	6
MAURITANIA	1				1
MEXICO	2	1			3
MYANMAR			2		2
NETHERLANDS	1				1
NEW ZEALAND	1				1
NORWAY	1		1		2
PERU	3		1		4
PHILIPPINES	1		1	3	5
POLAND	1		1		2
PORTUGAL	1				1
RUSSIAN FEDERATION	8	1	1	9	19
RWANDA	1	1	1		3
SAUDI ARABIA	1				1

Exhibit 1.01 Conflict Minerals Report

SINGAPORE	1				1
SOUTH AFRICA	6				6
SPAIN	1		2		3
SUDAN	1				1
SWEDEN	1				1
SWITZERLAND	6				6
TAIWAN, PROVINCE OF CHINA	7		1	2	10
TANZANIA, UNITED REPUBLIC OF	1				1
THAILAND	1	1	2		4
TURKEY	3				3
UGANDA	1		1		2
UNITED ARAB EMIRATES	9				9
UNITED STATES OF AMERICA	15	5	4	4	28
UZBEKISTAN	2				2
VIET NAM			6	5	11
ZIMBABWE	1				1

Grand Total	226	39	102	61	428